                                                                    EXHIBIT 3.27

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 06/29/2001
                                                          010316245 - 3409841


                            CERTIFICATE OF FORMATION
                                       OF
                            AHS SUMMIT HOSPITAL, LLC

                           UNDER SECTION 18-201 OF THE
                     DELAWARE LIMITED LIABILITY COMPANY ACT

         FIRST:            The name of the limited liability company is AHS
Summit Hospital, LLC (the "Company").

         SECOND:           The address of the registered office of the Company
in the State of Delaware is 15 East North Street, Dover, Delaware 19901. The name of the Company's registered agent at such address is United Corporate Services, Inc.

         THIRD:            The Company is to be managed by one or more managers.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of June 29, 2001.

                                                  BY: /s/ Stephen T. Brann
                                                      -------------------------
                                                      Stephen T. Brann
                                                      Authorized Person